CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
  June 7, 1996.